UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales	98-0635229
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6 Chesterfield Gardens London, England	W1J 5BQ
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.50% Senior Notes Due 2024	New York Stock Exchange, LLC
5.75% Senior Notes Due 2044

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-179021

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The classes of securities to be registered hereby are the 4.50% Senior Notes due 2024 and the 5.75% Senior Notes due 2044 (collectively, the “Notes”) of Ensco plc, a public limited company organized under the laws of England and Wales (the “Company”).  A description of the Notes is set forth in the section captioned “Description of Debt Securities” in the prospectus included in the Registration Statement on Form S-3 of the Company (Registration No. 333-179021) filed with the Securities and Exchange Commission (the “Commission”) on January 13, 2012, as supplemented by the information set forth in the section captioned “Description of Notes” in the prospectus supplement of the Company dated September 24, 2014 and filed with the Commission on September 25, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference.  The aggregate principal amount of each series of the Notes being issued on the date hereof is $625,000,000.

Item 2.	Exhibits.

Exhibit No	Description of Exhibit
4.1.

Indenture dated as of March 17, 2011 (the “Indenture”) by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (incorporated herein by reference to Exhibit 4.22 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.2.	Form of Second Supplemental Indenture by and between the Company and the Trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on September 29, 2014).

4.3.	Form of Global Note for 4.50% Senior Notes due 2024 (included in Exhibit 4.2).

4.4.	Form of Global Note for 5.75% Senior Notes due 2044 (included in Exhibit 4.2).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ensco plc

Date: September 29, 2014	By:	/s/Brady K. Long
Brady K. Long
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No	Description of Exhibit
4.1.

Indenture dated as of March 17, 2011 (the “Indenture”) by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (incorporated herein by reference to Exhibit 4.22 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.2.	Form of Second Supplemental Indenture by and between the Company and the Trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on September 29, 2014).

4.3.	Form of Global Note for 4.50% Senior Notes due 2024 (included in Exhibit 4.2).

4.4.	Form of Global Note for 5.75% Senior Notes due 2044 (included in Exhibit 4.2).